EXHIBIT 2

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (File No. 333-150459) of our report dated March 6, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Fairfax Financial Holdings Limited’s Annual Report for the year ended December 31, 2008, which is included as Exhibit 1 to this Form 6-K.
/s/  PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
March 6, 2009